                           PURCHASE AND SALE AGREEMENT

     This Agreement is made and entered into this ___ day of February, 1997 by and between Watson Drug Company, Inc., a North Carolina corporation ("Seller") and Sunscript Pharmacy Corporation, a New Mexico corporation ("Purchaser").

PURCHASE AND SALE

     1. On the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller all of the assets, properties, rights and claims used in connection with the operation of Seller's institutional pharmacy operations in Pink Hill, North Carolina (the "Pharmacy Business"), including, but not limited to the following (collectively, the "Seller's Assets"):

          (a) All of Seller's inventory used in connection with the operation of the Pharmacy Business (the "Inventory");

          (b) All of Seller's operating supplies, including, but not limited to, unit dose supplies, pharmacy labels, pharmacy forms and packaging supplies used and usable in connection with the operation of the Pharmacy Business (the "Operating Supplies");

          (c) All motor vehicles, listed on Exhibit A hereto (the "Motor Vehicles");

          (d) All outstanding and uncollected accounts receivable of Seller generated by the Pharmacy Business, as the same exist as the close of business on the last business day prior to the Closing Date (the "Receivables"), subject to the provisions hereinafter set forth;

          (e) All of Seller's rights in, to and under the "Rx Contracts" as defined in Paragraph 8(h) hereof;

          (f) All of Seller's rights in, to and under any contracts or leases, other than the Rx Contracts, relating to the operation of the Pharmacy Business (the "Contracts");

          (g) All service marks, trademarks or trade names owned or employed by Seller in conjunction with the Pharmacy Business, specifically including the name "Tar Heel Consultants" (the "Trade Name") and any trademarks related thereto; provided Purchaser acknowledges and agrees that Seller claims no legal right to the use or exclusive use of the Trade Name and any sale shall be limited to any rights which Seller may have therein and thereto;

          (h) All of Seller's intangible property, including any going concern systems and institutional goodwill associated with the Pharmacy Business (the "Intangible Property"); and

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          (i)  All of the equipment, furniture, fixtures and other tangible personal property used in connection with the operation of the Pharmacy Business and not described above, including, but not limited to, entitlements and telephone numbers (the "Personal Property");

          (j) Any items of prepaid expenses relating to the operation of the Pharmacy Business for the sixty (60) day period immediately preceding the Closing Date;

provided, however, the Seller's Assets shall not include Seller's cash on hand or in banks, bank accounts of any kind, prepaid insurance or personal items belonging to Seller and set forth on Exhibit B hereto (collectively, the "Excluded Assets").

     In addition to Purchaser's purchase of the Seller's Assets, at Closing Purchaser shall assume all of Seller's liabilities and obligations for the Trade Payables and arising under the Rx Contracts and the Contracts, provided in each case Seller is not in breach thereof. As used herein, "Trade Payables" shall mean the reasonable expenses incurred in the ordinary course of operating the Pharmacy Business for the sixty (60) day period immediately preceding the Closing Date, for Inventory, Operating Supplies, advertising, utilities, insurance, postage and shipping, rental, repair and maintenance of property, travel expenses, commissions and fees paid to third parties for their services, and all other ordinary and necessary expenses of the Pharmacy Business, but excluding wages, employee benefits, employee taxes, debt service, depreciation and amortization, income taxes, and any and all extraordinary items.

AGGREGATE CONSIDERATION

2. The aggregate consideration payable by Purchaser shall be One Million Eight Hundred Fifty Thousand and no/100 Dollars ($1,850,000) (the "Aggregate Consideration") and shall be payable by certified or cashier's check or wire transfer at Closing, Seven Hundred Fifty Thousand and no/100 ($750,000) of - Compete Agreement (as defined below) and the Watson Employment Agreement (as defined below); and the balance of which, i.e., One Million One Hundred Thousand and no/100 Dollars ($1,100,000), shall be paid to Seller in consideration for the Seller's Assets. In addition, at Closing Purchaser shall cause to be issued to Charles Watson non-transferrable Warrants to acquire an aggregate of 40,000 shares of the common stock of Sun Healthcare Group, Inc. ("Sun"), at an exercise price per share of $3.00 above the closing trading price of Sun's common stock on the trading day immediately preceding the Closing Date, which Warrants shall be in substantially the form attached hereto as Exhibit C. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Charles Watson is hereby granted an option to sell to Sun and require Sun to purchase the Warrants for a purchase price of $100,000 (the "Put Option"). The Put Option may be exercised only by giving written notification to that effect to Sun and only within the thirty day period following Closing.

     (a) The Aggregate Consideration assumes that at Closing the Receivables will be equal to the Trade Payables (as hereinafter defined). Accordingly, in the event the Receivables are more than the Trade Payables, the Aggregate Consideration shall be increased on a dollar for dollar basis by such excess and in the event the Receivables are less than the Trade Payables, the Aggregate Consideration shall be reduced on a dollar for dollar basis by such shortfall. In order to implement the foregoing provision, the following procedures shall apply:

     (i) Seller shall close its books as of the close of business on the last business day prior to the Closing Date and shall cause Seller's Accountants (as hereinafter defined) to prepare and deliver to Purchaser, not more than thirty (30) days after the Closing Date, a written Closing Date Balance Sheet of Seller (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall reflect, among other assets and liabilities of Seller, the amounts of Inventory, Operating Supplies, Receivables and Trade Payables, each as of the close of business on the last business day prior to the Closing Date. The Closing Date Balance Sheet shall be certified by Seller's Accountants as having been prepared in accordance with appropriate rules and standards for compiled financial statements applied on a consistent basis. As used herein, the term "Seller's Accountants" shall mean the firm of certified public accountants then providing accounting services to Seller, and the term "Purchaser's Accountants" shall mean the corporate accounting department of the Purchaser or Sun.


     (ii) After review by Purchaser and, if desired by Purchaser, by Purchaser's Accountants, Purchaser shall notify Seller, within thirty (30) business days following receipt by Purchaser of the Closing Date Balance Sheet, as to whether it accepts or proposes changes to the Closing Date Balance Sheet, or both.

          (A) If Purchaser shall notify Seller that it accepts the Closing Date Balance Sheet prepared by Seller's Accountants, such Closing Date Balance Sheet, and the amounts reflected therein for Seller's Receivables and Trade Payables, shall become final and binding as of the date of such notification by Purchaser to Seller (the "Final Closing Date Balance Sheet").

          (B) If Purchaser shall notify Seller that it proposes changes to the Closing Date Balance Sheet and if Purchaser and Seller reach agreement on such changes, then the Closing Date Balance Sheet with the agreed changes shall become the Final Closing Date Balance Sheet as of the date upon which such agreement is reached.

          (C) If Purchaser shall notify Seller that it proposes changes to any of the amounts for Receivables or Trade Payables reflected in the Closing Date Balance Sheet prepared by Seller's Accountants, and if Purchaser and Seller do not reach agreement on such proposed changes (the "Disputed Amount(s)") within ten (10) business days thereafter, then Seller's Accountants and Purchaser's Accountants shall jointly select a firm of certified public accountants (the "Independent Accountants") which has no prior business relationship with either Seller or Purchaser. The Independent Accountants shall then review each of the Disputed Amount(s).

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


               (1) If the Independent Accountants shall determine that any of the Disputed Amount(s) should be modified in any respect, the Independent Accountants will make such changes therein as they deem necessary and forward the Closing Date Balance Sheet, as so modified, to Purchaser and Seller.

               (2) If the Independent Accountants shall determine that each of the Disputed Amount(s) is correct as is, they shall so notify Purchaser and Seller.

               (3) The Independent Accountants shall reach their determination and either notify Purchaser and Seller that each of the Disputed Amount(s) is correct as is or shall forward the modified Closing Date Balance Sheet to Purchaser and Seller within thirty (30) business days after having been engaged to perform such work. Such determination of the Independent Accountants shall be final and binding.

     (b) The Aggregate Consideration also assumes that within the first twelve months after the Closing Date Purchaser will, exercising its reasonable efforts, collect no less than 90% of the Receivables reflected on the Closing Balance Sheet. Accordingly, within thirty (30) days after the first anniversary of the Closing Date, Purchaser shall advise Seller in writing as to the amount of the Receivables actually collected by it and whether any payment is due from Seller to Purchaser and, if so, the amount thereof. In the event a payment is owing from Seller to Purchaser, Purchaser shall include an accounting which reflects the Receivables on the Closing Balance Sheet and the collection history with respect thereto. Any payment due from Seller to Purchaser shall be payable within thirty (30) days after Seller's receipt of a written demand therefor and shall bear interest at the rate of 10% per annum from the date due to the date paid if not paid within said ten (10) day period. Seller shall have the right to audit, at its sole cost and expense, the books and records of Purchaser in order to verify the collection history provided by Purchaser to Seller.

     (c) The Aggregate Consideration payable to Seller shall be allocated among the Seller's Assets as shown on Exhibit D hereto. Purchaser and Seller make this allocation with the knowledge and understanding that it will be used by them for all purposes including tax purposes. Each party agrees that it will report this transaction in accordance with such allocation and in accordance with Section 1060 of the Internal Revenue code of 1986, and that neither will maintain a position inconsistent with such allocation except with the written consent of the other party hereto.

     (d) Seller and Purchaser agree that the estimated value of the Inventory as of January 7, 1997 is $161,125.96 and that such Inventory value as of May ___, 1996 was $119,118.44, with a difference of $42,007.52. Purchaser and Selrm this figure in accordance with the reconciliation procedure to be followed under Paragraph 2(a) for the Receivables and Trade Payables. Purchaser and Seller further agree that Inventory value approximating $42,007.52 shall be offset against the Receivables/Trade Payables reconciliation. Purchaser shall remit a positive difference to Seller within the time period


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

contemplated in Paragraph 2(a), and Seller shall remit any deficiency to Purchaser within the time period contemplated in Paragraph 2(a). In the event of any disagreement between Purchaser and Seller as to the Inventory value, the parties shall follow the dispute procedures set forth in Paragraph 2(a).

Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller whatsoever in relation to the Pharmacy Business or Seller's Assets.

CLOSING

3. The Closing of the purchase and sale under this Agreement (the "Closing") shall take place on February 14, 1997 (the "Closing Date") (provided all of the conditions to Closing set forth in Paragraph(s) 14 and 15 have been satisfied or waived) or on such later date as soon thereafter as possible to which the parties may mutually agree but in no event later than February 28, 1997. Closing shall occur at such place as Purchaser and Seller may mutually agree. Time is of the essence hereto.

CONVEYANCES

4. Conveyance of the Seller's Assets to Purchaser shall be effected by Bill of Sale with respect to the Personal Property, the Inventory and the Operating Supplies and by Assignment and Assumption Agreement with respect to the Trade Name, the Receivables and the Trade Payables, all of which shall be in the forms attached hereto as Exhibits E and F. Title to the Personal Property, the Operating Supplies, the Inventory and the Receivables shall be conveyed from Seller to Purchaser free and clear of all liens, charges, easements and encumbrances of any kind or nature.

COSTS AND PRORATIONS.

5. The costs of the transaction described herein shall be allocated among Seller and Purchaser as follows:

     (a) Seller shall pay any state, county, or local transfer tax or sales tax due and payable as a result of the sale hereunder of Seller's Assets, including any transfer taxes due upon the sale to Purchaser of any vehicles included in Seller's Assets (the "Vehicle Taxes").

     (b)  Purchaser and Seller shall each pay their own attorney's fees.

6. The revenues and expenses associated with the ownership and operation of the Pharmacy Business shall be allocated between Purchaser and Seller as provided below:

     (a) Except as otherwise specifically provided herein with respect to the Receivables and the Trade Payables, all ordinary operating expenses of the Pharmacy Business, such as real and personal property taxes and all revenues generated by the Pharmacy Business shall be prorated and allocated as of the Closing Date so that such expenses and revenues are for the account of the Seller for the period prior to the Closing Date, and for the account of the Purchaser from and after the Closing Date. Except as otherwise provided herein, any adjustments and payments between Seller and Purchaser by reason of the foregoing provisions hereof shall be made upon the completion of the Closing Date Balance Sheet and related income statement.

     (b) In furtherance of the foregoing, the parties acknowledge and agree that except as otherwise specifically provided herein:

          (i) Seller shall be responsible and shall remain liable for all costs and expenses, obligations, liabilities, occurrences and/or claims of every kind and nature whatsoever attributable to or incurred in connection with the possession, operation, management, and maintenance of the Seller's Assets, the Pharmacy Premises and the Pharmacy Business prior to the Closing Date other than the Trade Payables as provided for herein; and

          (ii) At Closing, Purchaser shall assume and be responsible for all costs and expenses, obligations, liabilities, occurrences and/or claims of every kind and nature whatsoever attributable to or incurred in connection with the possession, operation, management and maintenance of the Seller's Assets, the Pharmacy Premises and the Pharmacy Business, including the Trade Payables as provided for herein, but excluding any state or federal income taxes due and payable by Seller.

POSSESSION

7. At Closing, Purchaser shall be entitled to possession of the Seller's Assets and to all records located at the pharmacy operated by Seller and used or developed by Seller in connection with the Pharmacy Business.

REPRESENTATIONS AND WARRANTIES

8.   Seller hereby warrants and represents to Purchaser that:

     (a) STATUS OF SELLER. Seller is a duly organized and validly existing North Carolina corporation and is in good standing under the laws thereof.

     (b) AUTHORITY. Seller has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against Seller in accordance with its terms and Seller has not previously agreed to sell the Seller's Assets to anyone other than Purchaser. Subject to Purchaser obtaining licensure approval from the North Carolina Board

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

     of Pharmacy and a controlled substances number from the federal Drug Enforcement Agency or securing from Seller the right to operate the Pharmacy Business under Seller's license and DEA number until the same are issued to Purchaser, the execution of this Agreement and the consummation of the transactions contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller's Articles of Incorporation or Bylaws or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the Seller's Assets may be bound or affected.

     (c) TITLE. The items listed in Paragraph 1 of this Agreement and the items listed on Exhibit G of this Agreement are all of the items of tangible and intangible personal property used by Seller in connection with the Pharmacy Business. Seller has good and marketable title to the Seller's Assets, subject to liens and encumbrances identified in Exhibit H that will be paid and discharged as of the Closing Date and subject to property taxes not yet due and payable. Seller is the owner of all of the Personal Property described in D other than the Personal Property specifically identified therein as leased by Seller (the "Leased Personal Property"). As of the Closing Date, Seller will have and will deliver to Purchaser good and marketable title to the Seller's Assets free and clear of all liens and encumbrances, except for the lien for property taxes not yet due and payable and the lessor's interest in the Leased Personal Property; provided, however, to the extent certain software conveyed as a part of the Seller's Assets may be subject to the terms of license agreements, and certain leasehold interests or the Contracts may be subject to provisions restricting assignment thereof, Seller shall proceed with all due diligence to secure any consents required thereunder in accord with section 8(j) below. The Seller's Assets are being conveyed "AS IS" and "WHERE IS"; provided, however, that as of the Closing Date Seller's Assets shall be in the same condition as existed as of the Purchaser's inspection thereof, ordinary wear and tear excepted.

     (d) THE PHARMACY PREMISES. A true and correct copy of the lease with respect to the premises from which Seller currently conducts the Pharmacy Business, which are commonly known as 111 West Broadway, Pink Hill, North Carolina, formerly known as 104 West Broadway, (the "Pharmacy Premises") has been provided by Seller to Purchaser prior to the execution of this Agreement (the "Pharmacy Premises Lease").

     (e) LICENSURE. Seller currently maintains all local, state and federal licenses necessary for the lawful operation of the Pharmacy Business, including, but not limited to, its license issued by the North Carolina Board of Pharmacy and a controlled substances number issued by the federal Drug Enforcement Agency (the "Licenses") and currently meets all requirements necessary for re-licensure as of, or as soon as practicable after, the Closing Date. Seller has not received notice of any action pending or, to the best knowledge of Seller, recommended by the appropriate local, state or federal agency having jurisdiction thereof, to terminate or rescind or not to renew any of the Licenses or any action of any other type which would have a material adverse effect on the Pharmacy Business or the Seller's Assets.

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


     (f)  EMPLOYEES; UNIONS.

          (i) Set forth in Exhibit I (the "Employee Schedule") is a schedule of all persons presently employed by Seller (including without limitation any "casual employees") in the operation of the Pharmacy Business and the wages and other benefits presently paid to such employees, all earned and accrued vacation, holiday and sick pay and retirement and severance benefits and earned bonuses due to and/or coming due to the employees of the Pharmacy Business as of _____________, 19__. Exhibit I also separately lists the independent contractors who assist in the operation of the Pharmacy Business with a brief description of the job of each such independent contractor.

          (ii) Except as set forth on Exhibit I, there are no agency, employment or consulting agreements, union contracts, or pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, hospitalization, insurance or other plans, agreements, otherwise affecting the Pharmacy Business, and, except as set forth on
          Exhibit I, the employment of any or all of such persons may be terminated at the option of Seller, without penalty or additional payment of any nature, upon not more than thirty (30) days' prior written notice.

          (iii) Except as set forth on Exhibit I, (A) Seller's operation of the Pharmacy Business is in compliance in all material respects with all applicable local, state and federal laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and Seller is not engaged in any unfair labor practice; (B) there is no unfair labor practice charge or complaint against Seller pending or, to Seller's best knowledge, threatened before the National Labor Relations Board; (C) there is not now, nor has there been in the last three (3) years, any labor strike, dispute, request for representation, work slowdown or work stoppage actually pending or, to Seller's best knowledge, threatened against or affecting the Pharmacy Business; (D) Seller is not a party to any collective bargaining agreement or other contract or commitment to or with any labor union and, to the best knowledge of Seller, no representative of any labor union has made any attempt to organize or represent all or any part of the employees of Seller; and (E) there are no pending grievance proceedings by any employee of Seller against Seller, or against any agent, representative or employee of Seller, and, to the best knowledge of Seller, there are no existing facts which would provide a basis for any such grievance proceedings.

     (g)  COMPLIANCE WITH LAW.

          (i) The Pharmacy Business, Seller's Assets and the Pharmacy Premises are in compliance with all currently applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal and health regulations where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Seller's Assets, the Pharmacy Premises or the Pharmacy Business.

          (ii) Seller has no knowledge of nor has Seller received any notice, verbal or written, of any outstanding deficiencies or work orders of any authority having jurisdiction over the Pharmacy Business, the Pharmacy Premises or the Seller's Assets requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto; and

          (iii) Seller is not aware of any claim, requirement or demand of any licensing or certifying agency supervising or having authority over the Pharmacy Premises to rework or redesign it or to provide additional furniture, fixtures or equipment so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.

     (h) CONTRACTS. Attached hereto as Exhibit J is a true and correct copy of each of the Pharmaceutical and Consulting Pharmacist Agreements between Seller and the institutional providers currently serviced by it (the "Rx Contracts"). Each of the Rx Contracts is in full force and effect and none of the Rx Contracts has been modified or amended except as set forth in Exhibit J. Seller is not in default of any of its obligations under the Rx Contracts nor is Seller aware of any default or any action which, with the passage or time or the giving of notice or both would constitute a default, under the Rx Contracts by any other party thereto. At Closing Seller shall deliver to Purchaser either duly executed assignments of the Seller Rx Contracts or new contracts between Purchaser and each of the facilities which are parties to the Rx Contracts (the "New Rx Contracts").

     (i) ACCOUNTS RECEIVABLE. Attached hereto as Exhibit K is a true and correct accounts receivable aging (the "AR Aging Report") with respect to the Pharmacy Business as of December 31, 1996 and a Trade Payables report (the "Trade Payables Report") with respect to the Pharmacy Business as of December 31, 1996. The AR Aging Report and the Trade Payables Report shall be updated as of the Closing Date.

     (j) NECESSARY ACTION. Seller will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, obtaining the approval of its Board of Directors and shareholders.

     (k) INVENTORY/OPERATING SUPPLIES. All of the Inventory to be transferred by Seller to Purchaser on Closing is salable and is not out-of-date. As of the Closing Date, the Operating Supplies shall be consistent with Seller's customary practices.

     (l)       TAXES AND TAX RETURNS.   All tax and other returns, reports and
     filings of any kind or nature, required to be filed by Seller prior to date of execution of this Agreement have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such filings being in material compliance with all applicable requirements and all taxes due and payable by Seller have been or will be paid on a timely basis before the same become delinquent. On or prior to the Closing Date, Seller will pay all state, federal and local taxes (the "Taxes") due or overdue as of the Closing Date, including, but not limited to, the Vehicle Taxes.


     (m) LITIGATION. Except as provided in Exhibit L, Seller has no knowledge of nor has Seller received any notice, verbal or written, of any litigation, investigation or other proceeding pending or threatened against or relating to Seller, its properties or business, which is material to the Seller's Assets, the Pharmacy Premises or the Pharmacy Business or to this Agreement. The transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such litigation, investigation or other proceeding.

     (n) LIENS. Seller has no knowledge of nor has Seller received any notice, verbal or written, of any mechanics', materialmen's or similar claims or liens presently claimed or, to the best of Seller's knowledge, which will be claimed against the Pharmacy Premises or the Seller's Assets for work performed or commenced prior to the date hereof at the request of Seller or of which Seller has knowledge, Seller having made or caused to be made arrangements for payment of all any improvements now under construction or development.

     (o) ENVIRONMENTAL MATTERS. Except in accordance with, and in full compliance with, any and all applicable governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances), Seller has not released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Pharmacy Premises. To the best of Seller's knowledge, no hazardous materials, substances or wastes are located on the Pharmacy Premises or have been released into the environment or discharged, placed or disposed of in, on or under the Pharmacy Premises; to the best of Seller's knowledge, no underground storage tanks are or have been located on the Pharmacy Premises; to the best of Seller's knowledge, the real property on which the Pharmacy Premises are located has never been used as a dump for waste material; and to the best of Seller's knowledge, the

     Pharmacy Premises and its prior uses comply with, and at all times have complied with, all Environmental Laws.

     (p)  SELLER'S FINANCIALS, BOOKS AND RECORDS, TAXES.

          (i) True and correct copies of the Balance Sheet and Income Statement of the Seller as at October 31, 1996 and for the periods ended October 31, 1996 have been previously delivered to Purchaser. All such financial statements are consistent with the books and records of Seller and fairly present the assets and liabilities and the financial condition of Seller, and accurately set forth in all material respects the results of the operations of Seller for the periods covered thereby, and as to any such statements prepared by Seller's Accountants, such financial statements have been prepared in accordance with the appropriate rules and standards for compiled financial statements applied on a consistent basis.

          (ii) Since October 31, 1996, there has been no material adverse change in the business, assets, properties, operations, or condition (financial or otherwise) of the Pharmacy Business or Seller's operation thereof and to Seller's actual knowledge (without any independent investigation) there has not been any development or threatened development of a nature that is or may be materially adverse thereto. For purposes of this Agreement, price changes and other changes affecting the institutional pharmacy industry generally shall not be deemed to be material adverse changes.

          (iii) Any financial statements of Seller prepared with respect to any periods between October 31, 1996 and the Closing Date have been prepared or will be prepared consistent with the books and records of Seller, will fairly present the assets and liabilities and the financial condition of Seller, and will accurately set forth in all material respects the results of the operations of Seller for the periods covered thereby and will be provided to Purchaser within ten
          (10) days after the completion thereof.

          (iv) All of the books and records of the Pharmacy Business are true and correct in all material respects.

     (q) INSURANCE. Set forth in Exhibit M is a true and complete schedule of current insurance coverage, the premiums payable therefor and a brief description of all policies or binders of fire, extended coverage, liability, professional liability, bonding, crime, workmen's compensation, vehicular and other insurance maintained by Seller with respect to Seller's
     Assets.   All such policies are in full force and effect and Seller has not received any notices or threats of cancellation, change or modification of coverage. All premiums covering all periods up to and including the date hereof have been paid on such policies. Seller has no actual knowledge of any state of facts, or of the occurrence of any event, which, with notice or lapse of time or both, reasonably might form the basis for any claim against Seller not fully covered by the policies referred to on Exhibit M, and Seller has received no notice regarding any increase in the insurance premiums to be paid by Seller or that the insurance coverage listed on Exhibit M will no longer be available on substantially the same terms as are now in effect. Seller has not been refused any insurance with respect to Seller's Assets, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five (5) years.

     (r) DISCLOSURE. No representation or warranty of Seller set forth herein or in the exhibits hereto and no statement contained in any certificate, list, exhibit or other instrument furnished or to be furnished to Purchaser pursuant hereto contains or will contain an untrue statement of a material fact or omits or will omit to state any material facts necessary to make the statements contained herein or therein not misleading.

9.   Purchaser hereby warrants and represents to Seller that:

     (a) STATUS OF PURCHASER. Purchaser is a duly organized, validly existing New Mexico corporation and is, or prior to Closing will be, duly qualified to do business in the State of North Carolina.

     (b) AUTHORITY. Purchaser has, or shall have as of Closing, obtained the approval of its Board of Directors (the "Board Approval"), Purchaser has full corporate power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms. Subject to Purchaser obtaining licensure approval from the North Carolina Board of Pharmacy, a controlled substances number from the federal Drug Enforcement Agency, and the Board Approval, the execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of, nor constitute a default under or violation of, Purchaser's Articles of Incorporation or Bylaws or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets of Purchaser may be bound or affected.

     (c) LITIGATION. To the best of Purchaser's knowledge there is no litigation, investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, nor does Purchaser know or have reasonable grounds to know of any basis for any such action.

     (d) NECESSARY ACTION. Purchaser will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, securing the Board Approval.

     (e) DISCLOSURE. No representation or warranty of Purchaser set forth herein or in the exhibits hereto and no statement contained in any certificate, list, exhibit or other instrument furnished or to be furnished to Seller pursuant hereto contains or will contain an untrue statement of a material fact or omits or will omit to state any material facts necessary to make the statements contained herein or therein not misleading.

10.  BROKER.

     Each party hereby represents, covenants, and warrants to the other that it has employed no broker or finder in connection with the transaction contemplated herein, and each party agrees to pay any commission or finder's fee which may be due on account of the transaction contemplated herein to any broker or finder employed by it, and to indemnify the other party hereto against any claim for any commission made by any broker allegedly employed by it.

COVENANTS

11.  SELLER.

     (a) PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser:

          (i) Seller will conduct the Pharmacy Business only in the ordinary course and with due regard to the proper maintenance and repair of the Pharmacy Premises and tangible components of the Personal Property;

          (ii) Seller will take all reasonable action to preserve the goodwill of the institutional clients currently serviced by Seller under the terms of the Rx Contracts;

          (iii) Seller will make no material change in the operation of the Pharmacy Business nor sell or agree to sell any of the items which comprise the Personal Property nor otherwise enter into an agreement materially affecting the Pharmacy Business or the Pharmacy Premises;

          (iv) Seller will use its reasonable efforts to retain the services and goodwill of the employees of Seller located at or connected with the operation of the Pharmacy Business;

          (v) Seller will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Personal Property, the Inventory and the Pharmacy Premises as now in effect;

          (vi) Seller will maintain the Inventory in substantially the same condition and quantities as presently being maintained;

          (vii) Seller will not increase the compensation or other benefits or bonuses payable or to become payable to any of Seller's employees connected with the operation of the Pharmacy Business, including but not limited to, Charles Watson, except for increases substantially in accordance with existing employment practices disclosed to and approved by Purchaser, if any;

          (viii) Seller will not enter into any contract or commitment affecting the Seller's Assets, the Pharmacy Business or the Pharmacy Premises except in the ordinary course of business and Seller will advise Purchaser of any contracts or commitments into which it enters, whether in the ordinary course of business or otherwise;

          (ix) Seller will satisfy and discharge all claims, liens, security interests, tenancies, and encumbrances on Seller's Assets and the Pharmacy Premises; provided, however, that Seller shall have the right to discharge the same at the time of, and from the proceeds due from Purchaser to Seller at, Closing;

          (x) During normal business hours, Seller will provide Purchaser with access on 24 hours notice to the Pharmacy Premises and Seller's corporate offices, provided Purchaser does not interfere with the operation of the Pharmacy Business and Seller's corporate offices and at such times Seller shall permit Purchaser to inspect the books and records of the Pharmacy Business in order to ascertain that the same are true and accurate and have been kept in accordance with generally accepted accounting principles; provided, however, that any agreements between Seller and Purchaser with respect to confidential information or trade secrets provided to Purchaser shall survive termination of this Agreement in the event the transaction provided for herein fails to close for any reason whatsoever.

          (xi) Except as otherwise provided for herein with respect to the Trade Payables, Seller will timely pay all obligations which are due and payable with respect to the Pharmacy Premises and the Seller's Assets;

          (xii) Seller will cause the Pharmacy Business to be operated in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including without limitation, the building and zoning codes as currently applied and waived with respect to the Pharmacy Premises) and with the Environmental Laws, where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Pharmacy Business, the Seller's Assets or the Pharmacy Premises;

          (xiii) Seller will take all reasonable action to achieve substantial compliance with any laws, regulations, ordinances, standards and orders applicable to the Seller's

          Assets, the Pharmacy Business or the Pharmacy Premises which are enacted after execution of this Agreement and prior to Closing;

          (xiv) Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement;

          (xv) Seller will take such action as is reasonably necessary to maintain the continued goodwill of the owner of the Pharmacy Premises and that the Pharmacy Premises are in good condition and repair, on the Closing Date, ordinary wear and tear excepted; and

          (xvi) Seller will proceed with all due diligence to secure any consents which may be necessary for the assignment and assumption of the Rx Contracts or the execution of the New Rx Contracts and to secure the approval of Seller's Board of Directors and shareholders.

     (b)  CLOSING.  On the Closing Date, Seller agrees that it will:

          (i) Execute and deliver to Purchaser a good and sufficient Bill of Sale for the Personal Property, Operating Supplies and Inventory and Assignment and Assumption Agreement for the Trade Name, Receivables and Trade Payables and such endorsements, assignments and other instruments of transfer, including motor vehicle titles, and conveyance as shall be necessary to transfer and assign the Seller's Assets and the Pharmacy Business to Purchaser as herein provided;

          (ii) Deliver to Purchaser a certificate of a responsible officer dated as of the Closing Date, certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions to be fulfilled by Seller set forth in Paragraph(s) 14(a) and (b) and the incumbency of the officer(s) signing this Agreement and any documents executed pursuant hereto on behalf of Seller;

          (iii) Deliver the Pharmacy Premises and Personal Property to Purchaser in good condition and repair, ordinary wear and tear excepted;

          (iv) Provide Purchaser with a resolution of Seller's Board of Directors and a resolution of Seller's shareholders, each certified by the Secretary of Seller as being true and correct and in full force and effect, authorizing Seller to enter into this Agreement, to execute the documents described herein and to consummate the transaction provided for herein;

          (v) Deliver to Purchaser either (i) duly executed assignments of the Rx Contracts or (ii) the New Rx Contracts;

          (vi) Cause Charles Watson to execute and deliver the Employment Agreement attached hereto as Exhibit K (the "Watson Employment Agreement");

          (vii) Cause each of the shareholders of Seller to execute and deliver a Non-Competition Agreement in the form attached hereto as Exhibit O (the "Non-Competition Agreements"); and

          (viii) Cause Charles Watson to execute and deliver an Acknowledgement Letter with respect to the risks associated with, and the disclosure by Sun of certain matters in connection with, the issuance of the Warrant in the form attached hereto as Exhibit P (the "Warrant Acknowledgement Letter").

          (ix) Cause Charles Watson to execute and deliver a sublease agreement with respect to the Pharmacy Premises in the form of Exhibit Q attached hereto (the "Pharmacy Sublease").

     (c) POST-CLOSING. After the Closing of this Agreement, Seller agrees that it will:

          (i) Take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser, may be necessary to assure, complete and evidence the full and effective transfer and conveyance of the Seller's Assets and the Pharmacy Business; provided, however, Seller shall not be responsible for the collection of any Receivables; and

          (ii)      Not use the Trade Name.

12.  PURCHASER.

     (a) PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

          (i) Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement; and

          (ii) Purchaser will proceed with all due diligence to obtain all consents, approvals and licenses necessary to permit the consummation of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and to operate the Pharmacy Business, including, but not limited to, the Board Approval and licensure approval from the North Carolina Board of Pharmacy and the issuance of a controlled substance number from the federal Drug Enforcement Agency.

     (b)  CLOSING.  On the Closing Date, Purchaser agrees that it will:

          (i) Pay the portion of the Aggregate Consideration which is due at Closing pursuant to Paragraph 2(a);

          (ii) Deliver to Seller a certificate of a responsible officer dated as of the Closing Date certifying in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraph 15(a) and (b) and the incumbency of the officers executing this Agreement and any agreements executed pursuant hereto on behalf of Purchaser;

          (iii) Provide Seller with a resolution of Purchaser's Board of Directors, certified by the Secretary of Purchaser as being true and correct, authorizing Purchaser to enter into this Agreement, to execute the documents described herein and to consummate the transaction provided for herein; and

          (iv)   Deliver the fully executed Watson Employment Agreement.

          (v)    Deliver the Warrant Agreement fully executed by Sun.

          (vi)   Deliver the fully executed Assignment and Assumption
          Agreement.

          (vii)  Deliver the fully executed Pharmacy Sublease.

     (c) POST-CLOSING. After the Closing of this Agreement, Purchaser agrees that it will:

          (i) Provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior or subsequent to the Closing Date or litigation filed against Seller either before or after the Closing Date which, in either case, relates to periods prior to the Closing Date;

          (ii)   Fulfill its obligations under the Watson Employment
          Agreement;

          (iii) Participate in good faith and with reasonable diligence in the Lease Negotiation Process;

          (iv) Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transactions provided for in this Agreement;

          (v) Pay the Trade Payables assumed by Purchaser hereunder as and when due; and

          (vi)   Collect the Receivables as provided for herein.

13. MUTUAL. Following the execution of this Agreement, Purchaser and Seller agree:

     (a) If any event should occur, either within or without the knowledge or control of Purchaser or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

     (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement;

     (c) To pay or effect in a timely fashion all costs and prorations contemplated in Paragraphs 5 and 6; and

     (d) To the extent any exhibits referenced herein are not attached at the time of the execution of this Agreement, to use their best efforts to agree upon the terms of, and to attach, said exhibits prior to the Closing Date.

CONDITIONS

14. All obligations of Purchaser under this Agreement are subject to and contingent upon fulfillment, prior to or at Closing, of each of the following conditions, any one or all or which may be waived in writing by Purchaser:

     (a) SELLER'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     (b) SELLER'S PERFORMANCE. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing.

     (c) APPROVALS. Purchaser shall have received all consents, approvals, certifications and licenses, including, but not limited to, the Board Approval, as may be necessary to own the Seller's Assets and to operate the Pharmacy Business or, in the event Purchaser has received its licenses but not its DEA number, shall have entered into an agreement with Seller to operate the Pharmacy Business under Seller's DEA number until Purchaser's DEA number is issued.

     (d) DAMAGE AND CONDEMNATION. Prior to the Closing Date, no material portion of the Pharmacy Premises or the Personal Property, Operating Supplies or Inventory shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain. If the Personal Property, the Inventory, the Operating Supplies or the Pharmacy Premises shall have been so damaged or destroyed and Purchaser waives this condition, Seller shall assign to Purchaser all its rights to any insurance proceeds and all claims in the connection therewith.

     (e) NO DEFAULTS. Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement affecting or relating to the Seller's Assets, the Pharmacy Premises and the Pharmacy Business including, but not limited to, the Rx Contracts.

     (f) WARRANT ACKNOWLEDGMENT LETTER. Charles Watson shall have executed and delivered to Sun the Warrant Acknowledgement Letter.

     (g) PHARMACY SUBLEASE. Seller and Purchaser shall have entered into the Pharmacy Sublease in form of Exhibit Q.

     In the event any of the foregoing conditions is not satisfied by Seller or Purchaser, as appropriate, or waived by Purchaser prior to Closing, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 18.

15.  CONDITIONS TO SELLER'S OBLIGATIONS.

     All obligations of Seller under this Agreement are subject to and contingent upon the fulfillment, prior to or at Closing, of each of the following conditions, any one or all of which may be waived by Seller in writing:

     (a) PURCHASER'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made;

     (b) PURCHASER'S PERFORMANCE. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing; and

     (c) WARRANT AGREEMENT. Purchaser shall have delivered the Warrant Agreement fully executed by Sun.

     In the event any of the foregoing conditions is not satisfied by Purchaser or waived by Seller prior to Closing, Seller shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 18.

INDEMNIFICATION

16. Seller shall indemnify, defend and hold Purchaser harmless from and against:

     (a) Any and all damages, losses, settlement payments, obligations, liabilities, claims, actions, or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred, borne or paid by Purchaser because of (i) the claims of any broker or finder engaged by Seller; (ii) the failure of any representation or warranty of Seller contained in this Agreement to be true and correct in all respects as of the Closing Date; (iii) the failure of Seller to perform and comply in all material respects with all agreements, obligations and conditions when and as required by this Agreement; and (iv) claims or litigation or potential claims or litigation against Seller's Assets or the Pharmacy Business with respect to incidents or other matters which occurred prior to the Closing Date, even if such claim or litigation is not asserted until after the Closing Date; and

     (b) All reasonable costs and expenses (including, without limitation, attorney's fees, interest and penalties) incurred or borne by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Paragraph 16.

17. Purchaser shall indemnify, defend and hold Seller harmless from and against:

     (a) Any and all damages, losses, settlement payments, obligations, liabilities, claims, actions, or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred, borne or paid by Seller because of (i) the claims of any broker or finder engaged by Purchaser; (ii) the failure of any representation or warranty of Purchaser contained in this Agreement to be true and correct in all respects as of the Closing Date; (iii) the failure of Purchaser to perform and comply in all material respects with all agreements, obligations and conditions when and as required by this Agreement; and (iv) claims or litigation or potential claims or litigation against Seller's Assets or the Pharmacy Business with respect to incidents or other matters which occur after the Closing Date; and

     (b) All reasonable costs and expenses (including, without limitation, attorney's fees, interest and penalties) incurred or borne by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Paragraph 17.

With respect to each specific claim for indemnification under Paragraph 16, the indemnification of the Purchaser by the Seller shall be net of any recovery of the Purchaser with respect to such specific claim under any insurance policy. Purchaser shall use its bests efforts to have its insurance companies waive in writing and for the express benefit of the Seller any right of subrogation that the insurance company may have against the Seller. Notwithstanding the foregoing, nothing herein shall be construed as obligating Purchaser to make any claim under any insurance policy with respect to such specific claim.

Neither party hereto shall have any liability under Paragraphs 16 or 17 unless and until the aggregate amount of any costs, losses, expenses, liabilities or damages (collectively, a "Loss") which is the subject of any or all of the foregoing indemnity provisions exceeds Fifteen Thousand Dollars ($15,000.00) (the "Indemnity Threshold"), but once the Indemnity Threshold has been met, each party's liability obligation to the other shall be for the full amount of such Loss.

Notwithstanding anything contained herein to the contrary, neither party hereto shall have an obligation to indemnify the other party in an aggregate amount in excess of One Million Seven Hundred Thousand ($1,700,000) (the "Indemnity Ceiling"); provided, however, the parties understand and agree that any amount owing under the post Closing Receivables reconciliation (as provided for in Section 2 herein) shall not be counted toward nor subject to the Indemnity Ceiling.

Each party entitled to indemnification under this Section 5 (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give notice is materially prejudicial to an Indemnifying Party's ability to defend such action and, PROVIDED, FURTHER, that the Indemnifying Party will not assume the defense for matters as to which there is a conflict of interest or separate and different defenses.

No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

Except as herein expressly provided, the remedies provided in this Agreement shall be cumulative.

TERMINATION

18. (a) Purchaser and Seller shall have the right to terminate this Agreement prior to Closing in accordance with the terms hereof:

     (i)  By mutual consent of the parties;

     (ii) By Purchaser if the conditions to Closing set forth in Paragraph 14 have not been satisfied or waived by the Outside Closing Date through no fault of Purchaser;

     (iii) By Seller if the conditions to Closing set forth in Paragraph 15 have not been satisfied or waived by the Outside Closing Date through no fault of Seller; and/or

     (iv) By either party if the Closing has not occurred by February 28, 1997 (the "Outside Closing Date").

     (b) Neither party to this Agreement may claim termination or pursue any other remedy referred to above on account of a breach of a condition , covenant or warranty by the other without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach. The Closing Date shall be postponed if necessary to afford such opportunity to cure, provided, however, in no event shall the Closing Date be later than the Outside Closing Date.

     (c) In the event of the termination of this Agreement under either Paragraph 18(iii) or (iv) where, in either case the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Seller shall be entitled to seek compensation for any damages suffered as a result thereof.

     (d) In the event of the termination of this Agreement by Purchaser under either Paragraph 18(ii) or (iv) where, in either case, the Closing has failed to occur as a result of a material breach by Seller of its obligations hereunder, Purchaser shall have the right either (A) to seek specific performance of Seller's obligations hereunder or (B) to terminate this Agreement and to sue for damages suffered as a result thereof, which damages shall include the costs incurred by Purchaser in negotiating and preparing this Agreement and preparing to consummate the transaction provided for herein.

EMPLOYEE BENEFITS

19. Seller will terminate the employment of all current employees of the Pharmacy Business on or prior to the close of business on the last business day prior to the Closing Date. Seller acknowledges and confirms to Purchaser that Seller will be solely responsible for all payroll, payroll taxes, accrued vacation (or compensation in lieu thereof) and other employee benefits and other payments to which current employees of the Pharmacy Business are entitled up to and including the respective termination dates of such employees and any to which such employees are entitled thereafter to the extent arising out of Seller's employment of such employees and that Seller shall pay the same to its employees within such period of time as may be specified by North Carolina wage and hour laws. From and after the Closing Date, Purchaser acknowledges and confirms to Seller that Purchaser intends to rehire all of the employees and that Purchaser shall be solely responsible for all payroll, payroll taxes, vacation time and other employee benefits to which any current employee of the Pharmacy Business becomes entitled by reason of becoming an employee of Purchaser. For purposes of clarification, such employee benefits shall be determined based upon the number of years of employment with the Pharmacy Business. Purchaser further acknowledges and confirms to Seller that Seller shall ever arising out of or based upon the employment of any current employees of the Pharmacy Business by Purchaser.

NOTICES

20. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission, to the following address:

     To Seller:     Mr. Charles Watson
                    Tar Heel Consultants
                    Watson Drug Company, Inc.
                    106 West Broadway
                    Pink Hill, NC  28572
                    Phone:         919-568-3163
                    Facsimile:     919-568-4922

     with copy to:  Sally Nan Barber, Esq.
                    Parker, Poe, Adams & Bernstein L.L.P.
                    2500 Charlotte Plaza
                    Charlotte, NC 28244
                    Phone:         704-335-9026
                    Facsimile:     704-334-4706


     To Purchaser:  Sunscript Pharmacy Corporation
                    101 Sun Lane, NE
                    Albuquerque, NM  87109
                    Phone:         505-821-3355
                    Facsimile:     505-821-3670
                    Attn: John W. Driscoll

     with copy to:  Randi S. Nathanson, Esq.
                    The Nathanson Group
                    1411 Fourth Avenue
                    Suite 905
                    Seattle, WA  98101
                    Phone:         206-623-6239
                    Facsimile:     206-623-1738

     Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile.

SOLE AGREEMENT

21. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

SUCCESSORS

22. Purchaser shall not have the right to assign this Agreement without the prior written consent of Seller, which shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs, successors and assigns of the parties hereto.

CAPTIONS

23. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SURVIVAL

24. All covenants, warranties and representations of Purchaser and Seller herein shall survive for a period of one year after the Closing; provided, however, that as to any claims brought within said one year period, the same shall survive until the final and non-appealable resolution thereof.

GOVERNING LAW

25. This Agreement shall be deemed to be a contract made under the laws of the State of North Carolina, and for all purposes shall be governed by, and construed in all respects (including matters of construction, validity and performance) in accordance with, the laws of the State of North Carolina, without regard to the conflicts of law rules of such state.

SEVERABILITY

26. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

COUNTERPARTS

27. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

CONFIDENTIALITY

28. In the event the transaction contemplated by this Agreement fails to close for any reason, Purchaser and Seller agree to keep confidential any proprietary information disclosed to them by the other party during the course of this transaction.

THIRD PARTY BENEFICIARY

29. Except as specifically set forth herein with respect to the employment of Charles Watson, and with respect to the issuance of the Warrants to Charles Watson, the provisions of this Agreement are not intended to confer any benefits upon any person or entity not a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

     SELLER:             WATSON DRUG COMPANY, INC.

                         By:______________________________
                         Its:_____________________________




     PURCHASER:          SUNSCRIPT PHARMACY CORPORATION


                         By:______________________________
                         Its:_____________________________

                                EXHIBIT INDEX


EXHIBIT A  MOTOR VEHICLES

EXHIBIT B EXCLUDED ASSETS

EXHIBIT C WARRANTS

EXHIBIT D AGGREGATE CONSIDERATION ALLOCATION

EXHIBIT E BILL OF SALE

EXHIBIT F ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT G PERSONAL PROPERTY INVENTORY

EXHIBIT H LIENS AND ENCUMBRANCES

EXHIBIT I EMPLOYEE SCHEDULE

EXHIBIT J Rx CONTRACTS

EXHIBIT K AR AGING REPORTS

EXHIBIT L LITIGATION

EXHIBIT M INSURANCE

EXHIBIT N WATSON EMPLOYMENT AGREEMENT

EXHIBIT O SHAREHOLDER NON-COMPETE AGREEMENTS

EXHIBIT P WARRANT ACKNOWLEDGEMENT LETTER

EXHIBIT Q PHARMACY SUBLEASE

                                  EXHIBIT A
                                MOTOR VEHICLES

                                  EXHIBIT B
                                EXCLUDED ASSETS

                                   EXHIBIT C
                           FORM OF WARRANT AGREEMENT

                               -----------------

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, NOR ANY INTEREST OR PARTICIPATION THEREIN, MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF UNLESS (I) REGISTERED UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND IN FULL COMPLIANCE WITH THE APPLICABLE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (II) UNLESS SUN HEALTHCARE GROUP, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES, REASONABLY SATISFACTORY TO SUN HEALTHCARE GROUP, INC., STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER MANNER OF TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES OR BLUE SKY LAW. THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 5(B) HEREOF, WHICH PROVIDES THAT THIS WARRANT MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR ENCUMBERED IN ANY MANNER EXCEPT SUCH ASSIGNMENTS AS MAY BE SPECIFICALLY PERMITTED BY THE TERMS HEREOF UPON THE DEATH OF THE HOLDER OF THE WARRANT.

                           SUN HEALTHCARE GROUP, INC.

                            WARRANT FOR THE PURCHASE
                           OF SHARES OF COMMON STOCK

                                                                  40,000 Shares

          FOR VALUE RECEIVED, SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Company"), hereby certifies that Charles Watson (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the applicable Exercise Period (as hereinafter defined) the number of fully paid and nonassessable shares of common stock of the Company, par value $.01 per share ("Common Stock"), set forth above at the applicable Exercise Price (as hereinafter defined).

          The number and character of shares of Common Stock or other securities to be received upon exercise of this Warrant are subject to adjustment in accordance with the provisions herein (including without limitation Sections 7 and 8).

          For purposes of this Warrant, "Warrant Shares" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time. Unless the context requires otherwise all references to Common Stock and Warrant Shares in this Warrant shall, in the event of an adjustment pursuant to Section 7 hereof, be deemed to refer also to any securities or property then issuable upon exercise of this Warrant as a result of such adjustment.

          Section 1. EXERCISE OF WARRANT. This Warrant may be exercised, as a whole or in part, at any time or from time to time during the applicable Exercise Period (as hereinafter defined) or, if such day is a day on which banking institutions in New York City are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address as the Company may hereafter notify the Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the aggregate applicable Exercise Price in lawful money of the United States of America in the form of a certified or cashier's check to the order of Sun Healthcare Group, Inc., for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with the aggregate applicable Exercise Price (as hereinafter defined) for the number of Warrant Shares specified in such Purchase Form, at such office, or by the stock transfer agent or warrant agent of the Company, if any, at its office, the Company or the stock transfer agent or warrant agent, if any, shall issue and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the Warrant Shares. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the date of the surrender of this Warrant and reto duly executed and payment of the Exercise Price, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder or its designee. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

          Section 2.  EXERCISE PERIOD AND EXERCISE PRICE.

                 (a) This Warrant shall be exercisable during the period (the "Exercise Period") beginning on the date of execution of this Warrant Agreement (the "Initial Exercise Date") and ending at 5:00 p.m. (New York City time) on a date forty eight (48) months from the execution of this Warrant Agreement (the "Termination Date"); provided, however, this Warrant shall not be exercisable during the period beginning on the date three months from the execution of this Warrant Agreement and ending at 5:00 p.m. (New York City time) on the date twelve months from the execution of this Warrant Agreement.

                 (b)   "Exercise Price" means $17.00 per Share.

          Section 3. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company or other property from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than any restrictions on sale pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

          Section 4. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 4, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then Current Market Value (as hereinafter defined) per share of Common Stock multiplied by such fraction computed to the nearest whole cent. For the purposes of any computation under this Warrant, the Current Market Value per share of Common Stock or of any other equity security (herein collectively referred to as a "security") at the date herein specified shall be:

          (i) if the security is not registered under the Securities Exchange Act of 1934, the Current Market Value per share of the security shall be determined in good faith by the Board of Directors of the Company, or

          (ii) if the security is registered under the Securities Exchange Act of 1934, the Current Market Value per share of the security shall be deemed to be the average of the daily market prices of the security for the 10 consecutive trading days immediately preceding the day as of which Current Market Value is being determined or, if the security has been registered under the Securities Exchange Act of 1934 for less than 10 consecutive trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available.

     The market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any securities exchange, the closing price on the primary exchange on which the Common Stock is then listed, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and asked prices reported during the 10 days prior to the date in question, the Current Market Value of the security shall be determined as if the security were not registered under the Securities Exchange Act of 1934.

          Section 5.  EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

                 (a) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent or warrant agent, if any, for other warrants of different denomination, entitling the Holder thereof to purchase in the aggregate the same number of Warrant Shares and otherwise carrying the same rights as this Warrant.

                 (b) The Holder of this Warrant shall not be entitled to sell, assign, pledge, hypothecate, encumber or in any other manner transfer or dispose of its interest in this Warrant as a whole or in part to any person or persons except at death by transfer by the terms of the Holder's will or the laws governing intestate succession.

                 (c) This Warrant may be divided or combined by the Holder with other warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent or warrant agent, if any, together with a written notice specifying the names and denominations in which new warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants into which this Warrant may be divided or for which it may be exchanged.

                 (d) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

          Section 6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

          Section 7. ANTIDILUTION PROVISIONS AND OTHER ADJUSTMENTS. The number of Warrant Shares which may be purchased upon the exercise hereof shall be subject to change or adjustment from time to time as follows:

                 (a) STOCK DIVIDENDS; STOCK SPLITS; REVERSE STOCK SPLITS; RECLASSIFICATIONS. In case the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the record date for each such dividend or distribution or the effective date of each such subdivision or combination shall be adjusted so that the Holder shall thereafter be entitled after the completion of each such event to receive the kind and number of shares of Common Stock or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of each such event, had this Warrant been exercised immediately prior to the happening of each such event or any record date with respect thereto. Each adjustment made pursuant to this Section 7(a) shall become effective immediately after the effective date of the applicable event retroactive to the record date, if any, for such event.

                 (b) RIGHTS; OPTIONS; WARRANTS. In case the Company shall issue rights, options, warrants or convertible or exchangeable securities (other than a transaction subject to Section 7(a)) to all holders of its Common Stock, entitling them to subscribe for or purchase Common Stock at a price per share that is lower (at the record date for such issuance) than ninety-five percent (95%) of the Current Market Value (as defined in Section 4 hereof) per share of Common Stock, the number of shares of Common Stock thereafter issuable upon exercise of this Warrant shall be determined by adding the number of shares of Common Stock theretofore issuable upon exercise of this Warrant to the product of (x) the Cheap Stock Issued (as hereinafter defined), multiplied by (y) the Ownership Ratio (as hereinafter defined). Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

                 For purposes of this Section 7(b), (i) the "Cheap Stock Issued" shall be the number of additional shares of any Common Stock offered by the Company for subscription or purchase as described above minus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Value per share of Common Stock and (ii) the "Ownership Ratio" shall be a fraction, the numerator of which shall be the number of shares of Common Stock theretofore issuable upon exercise of this Warrant, and the denominator of which shall be the fully diluted shares of Common Stock then outstanding on the date of issuance of such rights, options, warrants or convertible or exchangeable securities minus the number of shares of Common Stock theretofore issuable upon the exercise of this Warrant.

                 (c) DISTRIBUTIONS OF DEBT, ASSETS, SUBSCRIPTION RIGHTS OR CONVERTIBLE SECURITIES. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of evidences of indebtedness of the Company, assets (other than cash dividends payable out of retained earnings or securities (excluding those referred to in Sections 7(a) and 7(b)) (any such evidences of indebtedness, assets, or securities being referred to in this Section 7(c) as the "assets or securities"), then in each case the Holder, upon the exercise of this Warrant, shall be entitled to receive in addition to the shares of Common Stock issuable upon exercise of this Warrant, (i) the assets or securities to which the Holder would have been entitled as a holder of Common Stock if the Holder had exercised this Warrant immediately prior to the record date for such distribution and (ii) any income earned on the assets or securities distributed from the distribution date to the date of exercise. At the time of any such distribution, the Company shall either (A) deposit the assets or securities payable to the Holder pursuant hereto in trust for the Holder with an eligible institution (as hereinafter defined) with instructions as to the investment of such property and any proceeds therefrom so as to protect the value of such property for the Holder or (B) distribute to the Holder the assets or securities to which it would be entitled upon exercise and, upon any such distribution pursuant to this Clause (B), the provisions of this
Section 7(c) shall no longer apply to such event. Such election shall be made by the Company by giving written notice thereof to the Holder.

                 For purposes of this Section 7(c), the term "eligible institution" shall mean a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or state authority.

                 (d)    DE MINIMIS ADJUSTMENTS.  Except as provided in
Section 7(e) with reference to adjustments required by such Section 7(e), no adjustment in the number of shares of Common Stock issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock issuable upon the exercise of each Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 7(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                 (e) ADJUSTMENTS. In case the Company after the date hereof shall take any action affecting the Warrant Shares, other than any action described in subsections (a), (b) or (c) of this Section 7 or in
Section 8 hereof, which the Company's board of directors, acting in the good faith exercise of their reasonable judgement, determines would have a material adverse effect on the rights of the Holder, the Exercise Price, the number of Warrant Shares and/or the character of the securities receivable upon exercise of this Warrant shall be adjusted in such manner, if any, and at such time, by action of the directors, in their sole discretion as they may determine to be equitable in the circumstances, subject to obtaining all necessary approvals to such adjustment, including, without limitation, any necessary approvals of any stock exchange or over-the-counter market on which securities of the Company are then listed or quoted.

                 (f) NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall promptly cause to be mailed by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments.

          Section 8. RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that such other corporation shall assume all of the obligations of the Company hereunder and the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sale lease, transfers or conveyances. In the event that in connection with any such capital reorganization, or reclassification, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, as a whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 7(a).

          Section 9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of except in accordance with
Section 5(b) hereof. This Warrant may not be exercised and none of the Warrant Shares, nor any interest therein, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, as a whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. The Company may require the Holder or his estate to obtain an opinion of counsel, at the expense of the Holder or his estate, reasonably satisfactory to the Company to the effect that the proposed exercise of the Warrant and/or sale, assignment, pledge, hypothecation, encumbrance or other transfer of the Warrant Shares may be effected without registration under federal and state securities or Blue Sky laws. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this initial Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act of 1933, shall bear a legend substantially in the following form:

     The securities represented by this certificate have not been registered under the Securities Act of 1933 or registered or qualified under the securities or Blue Sky laws of any state. Neither these securities nor any interest or participation therein may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of unless registered under an effective registration statement under the Securities Act of 1933 and in full compliance with the applicable rules and regulations thereunder and applicable state securities or Blue Sky laws or unless Sun Healthcare Group, Inc. receives an opinion of counsel for the holder of this certificate, reasonably satisfactory to Sun Healthcare Group, Inc., stating that such sale, assignment, pledge, hypothecation, encumbrance or other manner of transfer or disposition is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and applicable state securities or Blue Sky law.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after registration of such Warrant Shares under the Securities Act of 1933) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 9 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent Holders of this Warrant, if any. Warrant Shares distributed to the public in accordance with Section 8 or sold by the holder thereof under Rule 144 under the Securities Act of 1933 shall thereafter cease to be deemed to be "Warrant Shares" for all purposes of this Warrant.

          Section 10. LISTING ON SECURITIES EXCHANGES. The Company shall list on each national securities exchange on which any Common Stock may at any time be listed, including, for the purpose of this Section 10, the New York Stock Exchange, subject to official notice of issuance upon the exercise of this Warrant, all shares of Common Stock from time to time issuable upon exercise of this Warrant and the Company shall maintain, so long as any other shares of its Common Stock shall be so listed, all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange by the Company. Any such listing shall be at the Company's expense.

          Section 11. AVAILABILITY OF INFORMATION. The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934 to the extent it is required to do so under the Securities Exchange Act of 1934, and shall likewise comply with all other applicable public information reporting requirements of the Securities and Exchange Commission (including those required to make available the benefits of Rule 144 under the Securities Act of 1933) to which it may from time to time be subject. The Company shall also cooperate with the holder of this Warrant and the holder of any Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of Rule 144 or any successor rule under the Securities Act of 1933 for the sale of this Warrant or the Warrant Shares. The provisions of this Section 11 shall survive termination of this Warrant, whether upon exercise of this Warrant in full or otherwise. The Company shall also provide to holders of this Warrant the same information that it provides to holders of its Common Stock.

          Section 12.  REGISTRATION RIGHTS.

          (a) See Exhibit A attached hereto and incorporated by reference herein. Capitalized terms defined in Exhibit A and not otherwise defined in this Section 12 are used in this Section 12 as therein defined.

          (b) The rights to cause the Company to register Registrable Securities pursuant to Section 12(a) and Exhibit A are personal to the Holder may not be assigned by

Holder other than in connection with an assignment of the Warrant on the death of Holder as permitted by Section 5(b) or other permitted transfer hereunder.

          Section 13. SUCCESSORS. Subject to the limitations on transfer and assignment provided for herein, all the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

          Section 14. HEADINGS. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 15. AMENDMENTS. This Warrant may not be amended except by the written consent of the Company and the Holder.

          Section 16. NOTICES. Unless otherwise provided in this Warrant, any notice or other communication or mailing required or permitted to be made or given to any party hereto pursuant to this Warrant shall be deemed made or given if delivered by hand on the date of such delivery to such party or, if mailed, on the fifth day after the date of mailing, if sent to such party by certified or registered mail or air mail, postage prepaid, addressed to it
(in the case of the Holder) at its address at ________________________________, or (in the case of the Company) at its address set forth on the signature page hereof, Attention: _____________________, or to such other address as is designated by written notice, similarly given to each other party hereto.

          Section 17. TRANSFER AGENT. The Company's transfer agent as of the date hereof is Boatmen's Trust Company, 510 Locust Street, St. Louis, MO 63178.

          Section 18. GOVERNING LAW. This Warrant shall be governed by the laws of the State of New York.

                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of ______________, 1997.

                                         SUN HEALTHCARE GROUP, INC.
                                         101 Sun Lane NE
                                         Albuquerque, NM  87109

                                         By:
                                            -----------------------
                                         Name:
                                         Title:






                                ACKNOWLEDGMENT

     By his signature set forth below, the Holder of this Warrant does hereby acknowledge receipt thereof and does hereby agree to be bound by the terms and conditions of the Exhibit A attached hereto.



                                ----------------------------------
                                Charles Watson

                                 PURCHASE FORM



                                                      Dated ___________________

          The undersigned hereby irrevocably elects to exercise the within Warrant to purchase __________ shares of Common Stock and hereby makes payment of _______________________ in payment of the exercise price thereof, and requests that the certificates for such shares be issued in the name of, and delivered to, _______________________________, whose address is
___________________________________________________________________________.



                                  Signature
                                            ---------------------------

                                 ASSIGNMENT FORM


                                                      Dated ___________________


          FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto ____________________________________________ (the
"Assignee"),            (please type or print name and address in block letters)

its right to purchase up to ___________________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                         Signature ___________________________




                                 ACKNOWLEDGMENT

     By his or her signature set forth below, the Assignee of this Warrant does hereby acknowledge receipt hereof and does hereby agree to be bound by the provisions contained in Exhibit A attached hereto.


                         Signature ___________________________

                                    EXHIBIT A

                               REGISTRATION RIGHTS


          This Exhibit A is attached to, and forms a part of, that certain Warrant Agreement (the "Warrant") to purchase 40,000 shares of common stock, par value $.01 per share of Sun Healthcare Group, Inc. (the "Company").

     1. CERTAIN DEFINITIONS. As used in this Exhibit A, the following terms will have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" means the common stock, par value $.01 of the Company.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "HOLDER" means Charles Watson who received the Warrant from the Company pursuant to that certain Purchase and Sale Agreement dated _________ between Sunscript Pharmacy Corporation and Watson Drug Company, Inc. (the "Purchase Agreement") and any assignee or transferee of a Warrant from any Holder in any transaction in which registration rights are assigned or transferred as permitted by Section 12(b) of the Warrant.

          "NYSE" means the New York Stock Exchange, Inc.

          "REGISTRABLE SECURITIES" means (i) the Warrant Shares, and (ii) any Common Stock directly or indirectly issued or issuable in respect of such Warrant Shares upon any stock split, stock dividend, recapitalization, or similar event; PROVIDED, HOWEVER, that shares of Common Stock will cease to be Registrable Securities if (A) such Registrable Securities, or the Warrant pursuant to which such Registrable Securities have been or may be issued, have been sold by a Holder in a transaction in which its registration rights under this Exhibit A are not assigned, (B) a registration statement with respect to the issuance or sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been issued or disposed of in accordance with such registration statement, (C) such Registrable Securities are available for sale in a transaction which complies with the provisions of Rule 144 promulgated under the Securities Act, including, without limitation, the volume restrictions applicable to such transaction under Rule 144, (D) such Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of such Registrable Securities shall not be subject to registration or qualification under the Securities Act, (E) such Registrable Securities, or the Warrant pursuant to which such Registrable Securities have been or may be issued, shall have ceased to be outstanding or
(F) in the opinion of counsel to the Company, such Registrable Securities are otherwise available for sale in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" means all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration, qualification and filing fees required to be paid to the Commission, the NYSE, the National Association of Securities Dealers, Inc., and any applicable state agency, printing expenses, any transfer taxes or fees, escrow fees, fees and disbursements of counsel for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which will be paid in any event by the Company).

          "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the securities registered by Holder and all fees and disbursements of counsel for Holder.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "WARRANT" means the Warrant to purchase shares of Common Stock of the Company issued to Holder pursuant to the Purchase Agreement.

          "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrant.

          Capitalized terms not otherwise defined in this Exhibit A are used in this Exhibit A as defined in the Warrant to which this Exhibit A is attached and forms a part.

     2.   RESALE REGISTRATION.

          Upon issuance of the Warrant the Company will use its best efforts to
(i) as soon as practicable and in any event within one (1) year following the date of the Warrant, file a registration statement under the Securities Act (including, without limitation, appropriate registration or qualification under applicable blue sky or other state securities laws in up to 10 states to be specified by the Holder) and (ii) effect, or cause the registration statement to be declared effective by the Commission and appropriate blue sky regulators, if necessary, as soon as practicable after such filing, such registration, qualification, listing or compliance as would permit or facilitate the sale and distribution of the Registrable Securities to the public by Holder. The Company will not be deemed to be in violation of the terms hereof in the event the Company notifies Holder that the registration statement will not be timely filed or declared effective in accordance with this Exhibit A as a result of events outside of the control of the Company, including, but not limited to, delays by the Commission in declaring the same effective or requests by the Commission for additional information concerning, or amendments to, the registration statement prior to declaring the same effective, or delays by the Commission in declaring the registration statement effective due to the requirements of Item 7 of Form 8-K under the Exchange Act, or the existence of any of the events described in
Section 4(b); provided, however, that the Company shall proceed in good faith to effect such filing or to cause the registration statement to be declared effective as soon as practicable after such event or events have abated. Notwithstanding anything contained in clause (i) of this paragraph to the contrary, if at the time the Warrant is issued the Commission shall not have declared effective the Company's registration statement on Form S-3 (No. 33-96240) (the "Existing Registration Statement"), the Company shall include the Holder as a "Selling Stockholder" of the Registrable Securities in the Existing Registration Statement.

          The Company will not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     3.   EXPENSES OF REGISTRATION.

          (a) REGISTRATION EXPENSES. All Registration Expenses incurred in connection with all registrations pursuant to Section 2 hereof will be borne by the Company.

          (b) SELLING EXPENSES. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of Holder pursuant to
Section 2 hereof will be borne by Holder.

     4.   REGISTRATION PROCEDURE.

          (a) DUTIES OF THE COMPANY. In the case of each registration, qualification or compliance effected by the Company pursuant to this Exhibit A, the Company will keep Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (i) Prepare and file with the Commission a registration statement with respect to the Registrable Securities held by the Holder (unless the Holder shall have elected not to include such Registrable Securities in the Registration Statement or has not complied with his obligations under Section 6 hereof) and use its best efforts to cause such registration statement to become and remain effective for two years from the date of acquisition from the Company of such Registrable Securities or until the distribution described in the registration statement has been completed, whichever is less, and if necessary, to supplement or amend the Registration Statement if required by the Securities Act or by the rules and regulations of the Commission thereunder; and

               (ii) furnish to Holder and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Holder or the underwriters may reasonably request in order to facilitate the public offering of such securities.

          (b) NOTICE TO HOLDER. Notwithstanding the existence of an effective registration statement pursuant to Section 4(a)(i) of this Exhibit A, the Company may notify Holder that Registrable Securities may not be issued or sold pursuant to the registration statement if (i) the Company is engaged in a public offering of an original issue of Common Stock or securities convertible into Common Stock and provides written notice to Holder that such issuances or sales are suspended as a result thereof during the period beginning with the distribution of the preliminary prospectus and ending thirty (30) days after the closing date or (ii) an event occurs which requires the making of any changes in the registration statement or related prospectus so that, in the case of the registration statement, such document shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the prospectus, such document shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made or (iii) the Board of Directors determines in its good faith judgment because of the existence of, or in anticipation of, any acquisition or divesture involving the Company or any of its subsidiaries, or because of an adverse impact on any financing activity, or because of any other event or condition of similar significance to the Company or any of its subsidiaries it would be significantly disadvantageous (a "Disadvantageous Condition") to the Company or any of its subsidiaries or its stockholders to permit sales of the Registrable Securities pursuant to the registration statement. The Company shall provide the Holder with a second notice as soon as possible after it determines that sales of the Registrable Securities suspended pursuant to this Section 4(b) are again permitted.

     5.   INDEMNIFICATION AND CONTRIBUTION.

          (a) INDEMNIFICATION BY COMPANY. To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which a registration, qualification or compliance has been effected pursuant to this Exhibit A and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular or similar document (or any amendment or supplement thereto) incident to any such registration, qualification or compliance, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securitieslation promulgated thereunder or promulgated by the NYSE applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person specifically for use therein.

          (b) INDEMNIFICATION BY HOLDERS. To the extent permitted, by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance becomes effective, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) described in the indemnity contained in Section 5(a) hereof, and will reimburse the Company, such Holders, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this Section 5(b) will be limited in an amount equal to such Holder's net sale proceeds, unless such liability arises out of or is based on willful misconduct by such Holder.

          (c)  PROCEDURES.  Each party entitled to indemnification under this
Section 5 (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Exhibit A unless the failure to give notice is materially prejudicial to an Indemnifying Party's ability to defend such action and, PROVIDED, FURTHER, that the Indemnifying Party will not assume the defense for matters as to which there is a conflict of interest or separate and different defenses.

          No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an uified Party of a release from all liability in respect of such claim or litigation.

          (d) CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which any of the indemnity provisions set forth in this Section 6 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, as incurred; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holder, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand, and the Holder on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 6, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement in question, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     6. INFORMATION BY HOLDERS. The Holder will furnish to the Company such information regarding the Holder, the Registrable Securities held by it and the distribution proposed by the Holder as the Company may request in writing and as will be required in connection with any registration, qualification or compliance referred to in this Exhibit A.

     7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulation of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (as any time after it has become subject to such reporting requirements); and

          (c) So long as Holder owns any Registrable Securities or the Warrant, to furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and the Exchange Act, upon which the Holder shall be entitled to rely, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonable request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                                   EXHIBIT D
                      AGGREGATE CONSIDERATION ALLOCATION

                                  EXHIBIT E
                                 BILL OF SALE

     In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Watson Drug Company, Inc., a North Carolina corporation (the "Seller") does hereby grant, bargain, sell, convey and transfer to Sunscript Pharmacy Corporation, a New Mexico corporation ("Purchaser") all of its right, title and interest in and to, all and singular, the Personal Property, the Motor Vehicles, the Trade Name, the Intangible Property, the Inventory and Operating Supplies, as each of those terms are defined in the Purchase and Sale Agreement dated February ___, 1997 between Seller and Purchaser (the "Purchase Agreement").

     TO HAVE AND TO HOLD, all and singular, the Personal Property, the Motor Vehicles, the Trade Name, the Intangible Property, the Inventory and the Operating Supplies hereby sold, assigned, transferred and conveyed to Purchaser, its successors and assigns, to and for its own use and benefit, all of which are sold, conveyed and delivered "AS IS" "WHERE IS" as of the date of this Bill of Sale except as otherwise set forth in the Purchase Agreement. Except as otherwise set forth in the Purchase Agreement, There are no warranties of any kind, express or implied, AND THERE ARE NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS AS TO A PARTICULAR USE.

     Seller hereby represents and warrants to Purchaser that Seller is the owner of the Personal Property, the Inventory and the Operating Supplies, that Seller has full right, power and authority to sell the same and to make this Bill of Sale and that the same is not encumbered in any manner except as specifically set forth in Attachment 1 hereto.

     Dated this _____ day of February, 1997.


                         WATSON DRUG COMPANY, INC.

                         By:
                            ------------------------

                         Its:
                             -----------------------

                                 EXHIBIT F
                     ASSIGNMENT AND ASSUMPTION AGREEMENT

This Agreement is made and entered into effective as of the ____ day of February, 1997 by and between Watson Drug Company, Inc., a North Carolina corporation ("Assignor") and Sunscript Pharmacy Corporation., a New Mexico corporation ("Sunscript").

                                    RECITALS

     A. By Purchase and Sale Agreement dated February ___, 1997 (the "Purchase Agreement") by and among Sunscript, as Purchaser, and Assignor, as Seller, Sunscript acquired from Assignor certain assets related to its pharmaceutical business operations in the State of North Carolina (the "Pharmacy Business"), including, but not limited to, Seller's right, title and interest in and to those contracts with the customers of the Pharmacy Business which are listed in Attachment I hereto (the "Rx Contracts"), the Receivables, the Contracts and the Trade Payables (as those terms are defined in the Purchase Agreement).

     B. Under the terms of the Purchase Agreement, the Rx Contracts, the Receivables, the Contracts and the Trade Payables are to be assigned to and assumed by Sunscript as of the Closing Date (as defined in the Purchase Agreement).

     C. Assignor and Sunscript are desirous of documenting the terms and conditions under which said assignment and assumption will occur.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

     1. ASSIGNMENT. As of the Closing Date Assignor does hereby sell, assign, transfer and convey to Sunscript all of Assignor's right, title and interest in and to and does hereby delegate to Sunscript all of Assignor's duties and obligations under the Rx Contracts, the Receivables, the Contracts and the Trade Payables; provided, however, nothing herein shall be construed as imposing any liability on Sunscript with respect to the Rx Contracts or the Contracts as a result of the acts or omissions of Assignor thereunder prior to the Closing Date (as defined in the Purchase Agreement) or as imposing any liability on Assignor with respect to the Rx Contracts or the Contracts as a result of the acts or omissions of Sunscript thereunder from and after the Closing Date.

     2. ASSUMPTION. From and after the Closing Date, Sunscript does hereby accept the sale, assignment, transfer and conveyance of Assignor's right, title and interest in and to and does hereby assume Assignor's duties and obligations with respect to the Rx Contracts, the Receivables, the Contracts and the Trade Payables; provided, however, nothing herein shall be construed as imposing any liability on Sunscript with respect to the Rx Contracts or the Contracts as a result of the acts or omissions of Assignor thereunder prior to the Closing Date (as defined in the Purchase Agreement) or as imposing any liability on Assignor with respect to the Rx Contracts and the Contracts as a result of the acts or omissions of Sunscript thereunder from and after the Closing Date.

     3. GOVERNING LAW/AMENDMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina and may not be amended or modified except by written instrument signed by the parties hereto.

     4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement via telephone facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     5. ATTORNEYS' FEES. In the event of a dispute among the parties hereto with respect to the subject matter hereof, the prevailing party in any such dispute shall be entitled to collect from the other its reasonable attorneys' fees and costs.

     6. ENTIRETY. This Agreement and any Exhibits hereto and the documents executed in furtherance hereof or in conjunction herewith, including, but not limited to, the Purchase Agreement, represent the entire agreement of the parties with respect to the subject matter hereof, it being understood and agreed that nothing herein shall affect the rights and obligations of Assignor and Sunscript under the Purchase Agreement.

     7. NOTICES. Any notice, request or other communication to be given by either party hereunder shall be in writing and shall be sent to the parties and in the manner specified in the Purchase Agreement.

     8. SEVERABILITY. Should any one or more of the provisions hereof be deemed to be invalid or unenforceable said determination shall not affect the validity or enforceability of the remaining terms hereof.

     9. CAPTIONS. The captions in this Agreement have been inserted for convenience of reference only and shall not be construed to define or to limit any of the terms or conditions hereof.


                          [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


                         WATSON DRUG COMPANY, INC.


                         By:___________________________________

                         Its:__________________________________



                         SUNSCRIPT PHARMACY CORPORATION

                         By:__________________________________

                         Its:__________________________________

                                 EXHIBIT G
                        PERSONAL PROPERTY INVENTORY

                                 EXHIBIT H
                          LIENS AND ENCUMBRANCES

                                 EXHIBIT I
                             EMPLOYEE SCHEDULE

                                  EXHIBIT J
                                 RX CONTRACTS

                                  EXHIBIT K
                               AR AGING REPORTS

                                  EXHIBIT L
                                 LITIGATION

                                  EXHIBIT M
                                  INSURANCE

                                   EXHIBIT N
                         WATSON EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this ____ day of February, 1997 by and between Sunscript Pharmacy Corporation, a New Mexico corporation ("Sunscript"), and Charles Watson ("Employee").

                                    RECITALS

     A. By Purchase and Sale Agreement dated February ___, 1997 (the "Purchase Agreement") by and among Sunscript and Watson Drug Company, Inc., a North Carolina corporation (collectively, the "Seller"), Sunscript acquired from the Seller certain assets related to its pharmaceutical business operations in the State of North Carolina (the "Pharmacy Business").

     B. Prior to the closing of the transaction provided for in the Purchase Agreement, Employee was involved in the operations of the Pharmacy Business.

     C. In order to ensure a smooth transition of operational responsibility for the Pharmacy Businesses, Sunscript is desirous of retaining the services of Employee to serve as the Director of Pharmaceutical Services for Sunscript dba Tar Heel Consultants.

     D. Employee is desirous of continuing to be associated with the Pharmacy Business and has agreed to accept employment with Sunscript as the Director of Pharmaceutical Services for Sunscript dba Tar Heel Consultants.

     E. Sunscript and Employee are desirous of documenting the terms and conditions of said employment relationship.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

     1. EMPLOYEE RESPONSIBILITIES. Effective as of the Commencement Date (as defined below), Sunscript hereby retains Employee and Employee hereby agrees to serve, as the Director of Pharmaceutical Services for Sunscript dba Tar Heel Consultants. In his capacity as the Director of Pharmaceutical Services for Sunscript dba Tar Heel Consultants, Employee shall report to the Southeastern Regional Vice President of Sunscript. While employed by Sunscript, Employee shall be responsible for performing the responsibilities set forth in Exhibit A as the same may be reasonably modified, extended or curtailed, from time to time, at the direction of Sunscript, provided that said responsibilities remain at all times consistent with the duties of Employee's title. Employee shall devote such time as shall be necessary to properly carry out and perform the services described herein, and shall faithfully and diligently serve Sunscript's interests; provided, however, that Employee's responsibilities and hours of work shall not be increased without the consent of Employee.

     2. COMPENSATION. In consideration for the services provided hereunder, Sunscript shall pay to Employee the following:

          a. BASE SALARY. During the Term of this Agreement (as defined below), Employee shall receive an annual base salary of $90,000 (the "Base Salary"), which shall be payable in equal bi-weekly installments or on such other basis as Sunscript and Employee shall agree (less any applicable local, state and federal withholding taxes).

          b. ADDITIONAL COMPENSATION. In addition to his Base Salary, Employee shall be entitled to those benefits described in Exhibit B as the same may be amended from time to time by Sunscript during the Term to reflect any changes in such benefits paid or provided to full-time employees of Sunscript with the same or similar positions as Employee and to such additional time off without pay as Employee may deem to be appropriate or desirable provided that such time off does not interfere with the performance of his responsibilities under this Agreement.

          c. EXPENSES. Sunscript shall pay or reimburse Employee for all of his out of pocket expenses reasonably incurred in performing the services provided for under this Agreement, including, but not limited to, overnight delivery charges, secretarial services, long distance telephone and facsimile charges and travel expenses (including airfare, hotels, car rental expenses, mileage charges when Employee's own vehicle is used and meals) all in accordance with Sunscript's expense reimbursement policy. Payment shall be due after Sunscript's receipt of Employee's invoice or expense report therefor and in accordance with Sunscript's expense reimbursement policy, a copy of which has been provided to Employee as of the date hereof and the receipt of which Employee does hereby acknowledge.

     3.   TERM.     The term of this Agreement shall be for a period of thirty-
six (36) months commencing on the date of this Agreement (the "Commencement Date") unless sooner terminated as provided herein (the "Term").

     4.   TERMINATION.

     a. FOR CAUSE BY SUNSCRIPT. This Agreement may be terminated prior to the expiration of the Term by Sunscript for cause. For purposes hereof, the term "cause" shall refer to any act or practice by Employee deemed to be a material breach by Employee of his obligations hereunder, including, without limitation, the following:

     i. Misrepresentation, deceit, fraud or dishonesty by Employee in connection with his performance hereunder;

     ii. Employee's failure or refusal to competently perform his duties hereunder including the refusal to implement reasonable directives of Sunscript;

     iii. Any intentional or negligent act or omission by Employee which materially injures the business, goodwill or reputation of Sunscript;

     iv. Employee's violation of any provisions of federal Medicare or Medicaid law or state law, where such violation is punishable as a felony; or

     v. Any other material breach by Employee of any of his obligations hereunder.

     Notwithstanding the foregoing, Sunscript shall not be permitted to terminate this Agreement for any of the foregoing causes until such time as Sunscript has notified Employee in writing of the nature of the cause and, if the cause is of a nature which is curable, has given Employee thirty (30) days following Employee's receipt of said notice within which to cure such matter, to the reasonable satisfaction of Sunscript. In the event Employee fails to cure said matter within said thirty (30) day period, this Agreement shall be deemed automatically terminated at the end of said thirty (30) day period.

     b. FOR CAUSE BY EMPLOYEE. This Agreement may be terminated by Employee for cause effective thirty (30) days after Sunscript's receipt of written notice thereof from Employee. For purposes hereof, the term "cause" shall refer to a material breach by Sunscript of any of its obligations under this Agreement, including, without limitation, the following:

     i. A material limitation or expansion of Employee's duties and powers under this Agreement;

     ii. The imposition of obligations on Employee which would require Employee to perform his obligations hereunder or to otherwise take any action which would be in violation of applicable state or federal law; or

     iii. Any other material breach by Sunscript of any of its obligations hereunder.

     Notwithstanding the foregoing, Employee shall not be permitted to terminate this Agreement for any of the foregoing causes until such time as Employee has notified Sunscript in writing of the nature of the cause and, if the cause is of a nature which is curable, has given Sunscript thirty (30) days following Sunscript's receipt of said notice within which to cure such matter, to the reasonable satisfaction of Employee. In the event Sunscript fails to cure said matter within said thirty (30) day period, this Agreement shall be deemed automatically terminated at the end of said thirty (30) day period.

     c. PAYMENT FOLLOWING TERMINATION . Effective as of the date of any termination pursuant to this Section 4, all payments due under Section 2 shall cease and terminate (excluding, however, any employee benefits, including Employee's Base Salary, which have accrued and/or reimbursable expenses which have been properly incurred, prior to the effective date of said termination).

     5.   DEATH OR DISABILITY.     In the event of the death of Employee or  in
the event Employee suffers a physical or mental disability which, in the reasonable opinion of Sunscript, renders him permanently unable to perform his duties under this Agreement, this Agreement shall automatically terminate. If this Agreement is terminated as a result of the death or disability of Employee, all payments due under Section 2 shall cease and terminate (excluding, however, any employee benefits which have accrued and/or reimbursable expenses which have been properly incurred, prior to the effective date of said termination). Employee shall be deemed to be permanently disabled in the event he is deemed to be disabled within the meaning of Sunscript's disability insurance policy under which coverage is provided to Employee or, if no such coverage is provided, in the event he is determined by an independe(90) consecutive days.

     6. NON-DISCLOSURE. During the Term of this Agreement, Employee will have access to certain information not generally known or available to the public or the competitors of Sunscript relating to the business, customers, sales data, policies and procedures, marketing strategies and other proprietary and confidential material of Sunscript ("Confidential Information"). Confidential Information shall not include information which becomes generally known or available to the public through no fault of Employee. This Confidential Information constitutes a valuable asset of Sunscript, access to and knowledge of which are essential to the performance of Employee's duties. Employee acknowledges and agrees that all such Confidential Information is and shall remain the exclusive property of the entity to which it relates. Employee agrees that, except as directed by Sunscript or as may be required by law, Employee will not at any time, during or after the term of this Agreement, use or disclose to any person, directly or indirectly, for any purpose other than for the benefit of any such entities, any Confidential Information, whether prepared by Employee or otherwise coming into Employee's possession or control, without the prior written permission of Sunscript.

     7. POSSESSION. Employee agrees that upon termination of this Agreement, or upon request by Sunscript, Employee shall turn over to Sunscript all documents, files, office supplies and any other material or work product in his possession or control which were created pursuant to or derived from Employee's services to Sunscript.

     8. NON-COMPETITION. Employee recognizes and agrees that Sunscript has many substantial, legitimate business interests that can be protected only by Employee agreeing not to compete with Sunscript under certain circumstances. These interests include, without limitation, Sunscript's contacts and relationships with its customers, Sunscript's reputation and goodwill in the industry, the financial and other support afforded by Sunscript, and Sunscript's rights in its Confidential Information. Employee therefore agrees that during the Term of this Agreement and for a period of two years thereafter, Employee will not, directly or indirectly without the prior written consent of Sunscript, engage in any of the following activities anywhere in the State of North Carolina:

     a. Own, operate or manage a business which engages in the institutional long-term care pharmacy business in competition with the Pharmacy Business;

     b. Work as an employee, employer, independent contractor or consultant for or with, or provide services as an employee, independent contractor or consultant under the terms of a verbal or written agreement to, any person or entity that is engaged in the institutional pharmacy business in competition with the Pharmacy Business;

     c. Solicit, acquire or conduct any institutional pharmacy business from or with any of Sunscript's customers (as defined below);

     d. Solicit or induce any of the employees or independent contractors of Sunscript to terminate their employment or contractual relationships with Sunscript; or

     e. Serve as an officer or director of, or hold a majority interest in, any entity engaged in any of the foregoing prohibited activities.

For purposes of this paragraph, Sunscript's customers shall include (i) during the Term hereof, those long term care facilities, health care providers and individuals to whom Sunscript provides services or has proposals to provide services pending and (ii) for the two year period after the term hereof, those long term care facilities, health care providers and individuals to whom Sunscript was providing services, or had proposals outstanding for the provision of services, at the time of the termination of this Agreement. Notwithstanding the foregoing, Employee shall not be deemed to be in violation of this Agreement if he engages in the institutional pharmacy business or another related health care business as long as such business is not in direct competition with, the Pharmacy Business and provided he does not solicit or do business with any of Sunscript's customers or solicit any of the employees or independent contractors of Sunscript.

The restrictive covenant contained in this Section 8 shall terminate in the event (i) Employee terminates this Agreement for any reason other than cause (as defined in Section 4(b) herein) or (ii) Sunscript terminates this Agreement for any reason other than cause (as defined in Section 4(a) herein); provided, however, in the event the termination of employment is contested by either party, the restrictive covenant shall not terminate until such contest is resolved by a final, non-appealable determination by a court of competent jurisdiction.

     9. SAVING PROVISION. Sunscript and Employee agree and stipulate that the non-disclosure agreement set out above is fair and reasonably necessary for the protection of the business, goodwill, Confidential Information, and other protectable interests of Sunscript in light of all of the facts and circumstances of the relationship between Employee and Sunscript. In the event a court of competent jurisdiction should decline to enforce those provisions, they shall be deemed to be modified to restrict Employee to the maximum extent which the court shall find enforceable; however, in no event shall the above provisions be deemed to be more restrictive to Employee than those contained herein.

     10. INJUNCTIVE RELIEF. Employee acknowledges that the breach or threatened breach of any of the non-disclosure covenants or other agreements contained herein would give rise to irreparable injury to Sunscript which injury would be inadequately compensable in money damages. Accordingly, Sunscript may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. Employee further acknowledges, agrees and stipulates that, in the event of the termination of this Agreement, Employee's experience and capabilities are such that Employee can obtain employment in business activities not in violation of the provisions above, and that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee from earning a reasonable livelihood. Employee further acknowledges and agrees that the agreements set out above are necessary for the protection of Sunscript's legitimate business interests and are reasonable in scope and content.

     11. ENFORCEMENT. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action against Sunscript by Employee, whether predicated on this Agreement or otherwise.

     12. GOVERNING LAW. The Agreement shall be construed in accordance with the laws of the State of North Carolina.

     13. LEGAL EXPENSE. The prevailing party in any action to enforce this Agreement shall be entitled to recover from the other party reasonable sums as attorney fees and expenses in connection with such action, including appeal.

     14. WAIVER OF BREACH. The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

     15. MODIFICATION. This Agreement may be modified, supplemented and/or amended only by a writing that is signed by both Sunscript and Employee.

     16. ENTIRETY. This Agreement, including any exhibits hereto, as it may be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by Sunscript (E.G., as may appear in employment or policy manuals). This Agreement supersedes any prior negotiations or discussions between the parties.

     17. SURVIVAL. The provisions of this Agreement relating to confidentiality and non-competition shall survive the termination of this Agreement.

     18. CAPTIONS. The captions of this Agreement are for convenience of reference only and shall not be deemed to define or limit any of the terms hereof.

     19. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives and assigns.

     20. FURTHER ASSURANCES. The parties to this Agreement shall execute and deliver any documents or instruments in addition to those described in this Agreement which are necessary or appropriate to carry out the terms hereof.

     21. INDEMNIFICATION. Each of Sunscript and Employee agrees to indemnify, defend and hold the other harmless from and against any and all costs, expenses and liability, including, but not limited to, reasonable attorneys fees, which it or he may incur in the event of a breach by the other party of its obligations hereunder or arising from the acts or omissions of the other party in performing its obligations hereunder.

     22. AUTHORITY. Sunscript does hereby represent and warrant that it has full power and authority to enter into this Agreement and to carry out the terms hereof and that the same has been duly authorized by the Board of Directors of Sunscript and that the person executing the same on behalf of Sunscript has been duly authorized to act in the name and on behalf of Sunscript.

     23. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed an original for all purposes and all of which, when taken together, shall constitute one agreement.

                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS HEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.


                                        SUNSCRIPT PHARMACY CORPORATION


                                        By____________________________

                                          Its_________________________



                                        ______________________________
                                        CHARLES WATSON

                        EXHIBIT A TO EMPLOYMENT AGREEMENT
                                RESPONSIBILITIES

          The duties and responsibilities of Employee shall include, but not be limited to, the following:

     Position Summary:   The primary purpose of this position is to direct the
day to day function of the pharmacy operations in accordance with current state, federal and local standards, guidelines and regulations as delineated in the attached position description. The Director of Pharmacy has direct supervisory responsibility for all staff members.

     Other Responsibilities: The duties and responsibilities of Charles Watson shall include, but not be limited to, the following:

     1. Client Retention.

     2. Operational Support and Development for pharmacy activities.

     3. Financial operational support.

     4. Representation of Sunscript in a positive light to the long term care industry, the pharmacy industry and the community in general.

     5. Consultant Pharmacist services and public relations duties to current clients.

     6. Assist Regional Marketing Director in identifying and securing new business.

                       EXHIBIT B TO EMPLOYMENT AGREEMENT
                       ADDITIONAL COMPENSATION/BENEFITS

                                   EXHIBIT O
                        SHAREHOLDER NON-COMPETE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of this ____ day of February, 1997 by and between Sunscript Pharmacy Corporation, a New Mexico corporation ("Sunscript") and __________ ("Shareholder").

                                    RECITALS

     A. By Purchase and Sale Agreement dated February ___, 1997 (the "Purchase Agreement") by and among Sunscript ("Sunscript") and Watson Drug Company, Inc., a North Carolina corporation (the "Seller"), Sunscript acquired from the Seller certain assets related to its pharmaceutical business operations in Pink Hill, North Carolina (the "Pharmacy Business").

     B. Prior to the closing of the transaction provided for in the Purchase Agreement, Shareholder was a shareholder in Seller and was involved in the operations of the Pharmacy Business.

     C. In order to ensure that there is value to Sunscript in the transaction provided for in the Purchase Agreement, Shareholder has agreed that for a specified period of time and in a specified geographic region, he will not complete with Sunscript in the business previously operated by Seller and that he will not disclose any confidential information concerning Seller which may be in his possession as a result of his prior relationship with Seller.

     D. Sunscript and Shareholder are desirous of documenting the terms and conditions of said non-competition and non-disclosure agreements.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

                                 AGREEMENT

     1. NON-COMPETITION. Shareholder recognizes and agrees that Sunscript has many substantial, legitimate business interests that can be protected only by Shareholder agreeing not to compete with Sunscript under certain circumstances. These interests include, without limitation, Sunscript's contacts and relationships with its customers, Sunscript's reputation and goodwill in the industry, the financial and other support afforded by Sunscript, and Sunscript's rights in its Confidential Information. Shareholder therefore agrees that for a period of [fifteen (15) years (in the case of Charles Watson)] [two (2) years (in the case of each of William E. Brewer and Elizabeth B. Watson)] after the date hereof, Shareholder will not, directly or indirectly without the prior written consent of Sunscript, engage in any of the following activities anywhere in the States of North Carolina, South Carolina and Virginia:

          a. Own, operate or manage a business which engages in the institutional long-term care pharmacy business in competition with the Pharmacy Business;

          b. Work as an employee, employer, independent contractor or consultant for or with, or provide services as an employee, independent contractor or consultant under the terms of a verbal or written agreement to, any person or entity that is engaged in the institutional pharmacy business in competition with the Pharmacy Business;

          c. Solicit, acquire or conduct any institutional pharmacy business from or with any of Sunscript's customers (as defined below);

          d. Solicit or induce any of the employees or independent contractors of Sunscript to terminate their employment or contractual relationships with Sunscript; or

          e. Serve as an officer or director of, or hold a majority interest in, any entity engaged in any of the foregoing prohibited activities.

For purposes of this paragraph, Sunscript's customers shall include those long term care facilities, health care providers and individuals to whom Sunscript provides services or has proposals outstanding for the provision of services at the time of the solicitation or inducement thereof by Shareholder in violation of the terms of this Agreement.

     2. NON-DISCLOSURE. Shareholder acknowledges and agrees that prior to the consummation of the transaction provided for in the Purchase Agreement, Shareholder had access to certain information not generally known or available to the public or the competitors of Seller relating to the business, customers, sales data, policies and procedures, marketing strategies and other proprietary and confidential material of Seller ("Confidential Information"). Confidential Information shall not include information which becomes generally known or available to the public through no fault of Shareholder. This Confidential Information constitutes a valuable asset of Sunscript. Shareholder acknowledges and agrees that all such Confidential Information is and shall remain the exclusive property of the entity to which it relates. Shareholder agrees that, except as directed by Sunscript or as may be required by law, Shareholder will not at any time, during or after the term of this Agreement, use or disclose to any person, directly or indirectly, for any purpose other than for the benefit of any such entities, any Confidential Information, whether prepared by Shareholder or otherwise coming into Shareholder's possession or control, without the prior written permission of Sunscript.

     3. SAVING PROVISION. Sunscript and Shareholder agree and stipulate that the non-disclosure agreement set out above is fair and reasonably necessary for the protection of the business, goodwill, Confidential Information, and other protectable interests of Sunscript in light of all of the facts and circumstances of the relationship between Shareholder and Sunscript. In the event a court of competent jurisdiction should decline to enforce those provisions, they shall be deemed to be modified to restrict Shareholder to the maximum extent which the court shall find enforceable; however, in no event shall the above provisions be deemed to be more restrictive to Shareholder than those contained herein.

     4. INJUNCTIVE RELIEF. Shareholder acknowledges that the breach or threatened breach of any of the non-disclosure covenants or other agreements contained herein would give rise to irreparable injury to Sunscript which injury would be inadequately compensable in money damages. Accordingly, Sunscript may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. Shareholder further acknowledges, agrees and stipulates that, Shareholder's experience and capabilities are such that Shareholder can obtain employment in business activities not in violation of the provisions above, and that the enforcement of a remedy hereunder by way of injunction shall not prevent Shareholder from earning a reasonable livelihood. Shareholder further acknowledges and agrees that the agreements set out above are necessary for the protection of Sunscript's legitimate business interests and are reasonable in scope and content.

     5. ENFORCEMENT. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action against Sunscript by Shareholder, whether predicated on this Agreement or otherwise.

     6. GOVERNING LAW. The Agreement shall be construed in accordance with the laws of the State of North Carolina.

     7. LEGAL EXPENSE. The prevailing party in any action to enforce this Agreement shall be entitled to recover from the other party reasonable sums as attorney fees and expenses in connection with such action, including appeal.

     8. WAIVER OF BREACH. The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

     9. MODIFICATION. This Agreement may be modified, supplemented and/or amended only by a writing that is signed by both Sunscript and Shareholder.

    10. ENTIRETY. This Agreement, including any exhibits hereto, as it may be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by Sunscript. This Agreement supersedes any prior negotiations or discussions between the parties.

    11. CAPTIONS. The captions of this Agreement are for convenience of reference only and shall not be deemed to define or limit any of the terms hereof.

     12. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives and assigns.

     13. FURTHER ASSURANCES. The parties to this Agreement shall execute and deliver any documents or instruments which are necessary or appropriate to carry out the terms hereof.

     14. INDEMNIFICATION. Each of Sunscript and Shareholder agrees to indemnify, defend and hold the other harmless from and against any and all costs, expenses and liability, including, but not limited to, reasonable attorneys fees, which it or he may incur in the event of a breach by the other party of its obligations hereunder or arising from the acts or omissions of the other party in performing its obligations hereunder.

     15. AUTHORITY. Sunscript does hereby represent and warrant that it has full power and authority to enter into this Agreement and to carry out the terms hereof and that the same has been duly authorized by the Board of Directors of Sunscript and that the person executing the same on behalf of Sunscript has been duly authorized to act in the name and on behalf of Sunscript.

     16. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed an original for all purposes and all of which, when taken together, shall constitute one agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first set forth above.

                         SUNSCRIPT PHARMACY CORPORATION

                         By:________________________________
                         Its:_________________________________



                         [SHAREHOLDER]

                         ____________________________________

                                   EXHIBIT P
                         WARRANT ACKNOWLEDGMENT LETTER

                                   EXHIBIT Q
                              SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT (the "Agreement"), dated February ___, 1997 is hereby entered into by and between CHARLES WATSON, an individual, resident in the state of North Carolina, (hereinafter called Sublessor), and SUNSCRIPT PHARMACY CORPORATION, a New Mexico corporation, (hereinafter referred to as Sublessee).

                              W I T N E S S E T H:

     Sublessor previously entered into a Commercial Lease dated September 1, 1992 (the Master Lease)(attached hereto as Exhibit "A") with Nancy Turner Hensley (Owner), for real property and improvements situated in the City of Pink Hill, County of Lenoir, State of North Carolina, described as 104 W. Broadway, Pink Hill and now known as 111 W. Broadway, Pink Hill (the "Premises").

     For valuable consideration, including the mutual covenants set forth below, Sublessor and Sublessee now agree as follows:

     1.   SUBLEASE OF PREMISES

          Sublessor does hereby sublease to Sublessee and Sublessee does hereby sublease from Sublessor, the Premises during the "Term", as that term is defined below. The sublease of the Premises shall be on all of the same terms and conditions as provided for in the Master Lease, but excluding any provision of the Master Lease which is directly contradicted by this Sublease. Accordingly, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used, it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used, it shall be deemed to mean the Sublessee herein. The Master Lease is hereby incorporated herein by this reference as though fully set forth herein.

     2.   RENT

          A. Throughout the Term of the Sublease, Sublessee shall pay to Sublessor as rent for the right to use and occupy the Premises the amounts set forth in the Master Lease.

          B. The rent provided for in this Section 2 shall be due and payable to Sublessor on the first day of each month throughout the Term of this Sublease; provided, however, that Sublessor acknowledges and agrees that Sublessor shall be obligated to pay the rent due under the Master Lease without regard to whether or not the rent due under this Sublease has been paid as and when due.

          C. In the event Sublessee pays the rent due hereunder and Sublessor fails to pay the rent due under the Master Lease, Sublessee shall have the right, but not the obligation, to pay such rent on behalf of Sublessor and to deduct the same from any future rental payments due hereunder.

          D. Nothing herein shall be construed as relieving Sublessor of its obligation to pay the rent due under the Master Lease or to fulfill any other obligations thereunder which cannot lawfully be delegated to Sublessee.

     3.   TERM

          The term of this Sublease ("Term") shall commence on February ___, 1997, and shall continue thereafter for a period commensurate with the term provided for in the Master Lease.

     4.   USE

          The Premises shall be used as office space and storage by Sublessee for the purpose of conducting the same type of business as Sublessor has conducted on the Premises since the commencement of the term of the Master Lease, and for no other use or purpose without the prior written consent of Sublessor and Master Lessor. Sublessor agrees not to unreasonably withhold its consent so long as the Master Lessor consents to any change in lease.

     5.   GENERAL PROVISIONS

          A. FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Sublease and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

          B. NOTICES. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission, to the following address:

     To Sublessor:       Mr. Charles Watson
                         Tar Heel Consultants
                         Watson Drug Company, Inc.
                         106 West Broadway
                         P. O. Box 395
                         Pink Hill, NC  28572
                         Phone:      919-568-3163
                         Facsimile:  919-568-4922
     with copy to:       Sally Nan Barber, Esq.
                         Parker, Poe, Adams & Bernstein L.L.P.
                         2500 Charlotte Plaza
                         Charlotte, NC 28244
                         Phone:      704-335-9026
                         Facsimile:  704-334-4706


     To Sublessee:       Sunscript Pharmacy Corporation
                         101 Sun Lane, NE
                         Albuquerque, NM  87109
                         Phone:      505-821-3355
                         Facsimile:  505-821-3670
                         Attn: John W. Driscoll

     with copy to:       Randi S. Nathanson, Esq.
                         The Nathanson Group
                         1411 Fourth Avenue
                         Suite 905
                         Seattle, WA  98101
                         Phone:      206-623-6239
                         Facsimile:  206-623-1738

     Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile.

          C. PAYMENT OF EXPENSES. Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Sublease and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated.

          D. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Sublease, together with the other agreements referred to herein and executed in conjunction herewith, constitute the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Sublease may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Sublease in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Sublease. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.

          E. JOINT VENTURE; THIRD PARTY BENEFICIARIES. Nothing contained herein shall be construed as forming a joint venture or partnership between the parties hereto with respect to the subject matter hereof. The parties hereto do not intend that any third party shall have any rights under this Sublease.

          F. CAPTIONS. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

          G. COUNTERPARTS. This Sublease may be executed in two or more counterparts, including by facsimile signature, with original signature delivered thereafter, and all such counterparts taken together shall constitute a single original agreement.

          H. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereby execute this Sublease as of the day and year first set forth above.


"SUBLESSOR"                             "SUBLESSEE"

CHARLES WATSON                     SUNSCRIPT PHARMACY CORPORATION,
                                   a New Mexico corporation

________________________
                                   By:  ______________________
                                   Its: ______________________



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


                                    EXHIBIT A
                                 "MASTER LEASE"



                                   A-39